EXHIBIT 3.1

         CERTIFICATE OF INCORPORATION, AS AMENDED (INCORPORATED BY REFERENCE TO EXHIBITS 3.1 TO THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1, FILE NO. 33-15345-A, AND TO THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1991), AS FURTHER AMENDED BY CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION DATED AUGUST 21, 1995 OF THE COMPANY.


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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                        ALL AMERICAN SEMICONDUCTOR, INC.

                  --------------------------------------------


         The undersigned, President and Secretary of All American Semiconductor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

         FIRST:     That at a special meeting of the Board of Directors
the following resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, as previously amended, declaring said amendment to be advisable and directing that said amendment be submitted at the next annual meeting of the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that, subject to obtaining the approval of shareholders of the Corporation holding a majority of the outstanding shares of common stock of the Corporation, Article 4 of the Certificate of Incorporation of the Corporation, as previously amended (the "Certificate"), be, and it hereby is authorized and deemed advisable to be, further amended by revising the first paragraph of Article 4 of the Certificate to read as follows (the "Common Stock Amendment"):

                  "4. The total number of shares of common stock which the Corporation shall have authority to issue is 40,000,000 shares of $.01 par value common stock."

         SECOND:     That thereafter, pursuant to the resolution of the
Board of Directors, an annual meeting of the shareholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Common Stock Amendment.

         THIRD:     That said amendment to the Certificate of
Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and, accordingly, the first paragraph of Article 4 of the Certificate of Incorporation is amended as provided herein.


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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Bruce M. Goldberg, its President, and Howard L. Flanders, its Secretary, this 21st day of August, 1995.

                                             /s/ BRUCE M. GOLDBERG
                                             -----------------------------------
                                                 Bruce M. Goldberg, President

(Corporate Seal)                             /s/ HOWARD L. FLANDERS
                                             -----------------------------------
                                                 Howard L. Flanders, Secretary

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                                ACKNOWLEDGEMENTS

STATE OF FLORIDA                    )
                                    )  SS:
COUNTY OF DADE                      )

         The foregoing instrument was acknowledged before me this 21st day of August, 1995, by Bruce M. Goldberg as President of All American Semiconductor, Inc., a Florida corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced a State of Florida's driver's license as identification and he swore that the facts stated therein are true and correct.

                                   Sign Name: /s/ DONNA MARIE JARKE
                                              _______________________
                                   Print Name: Donna Marie Jarke
                                              ________________________

My Commission Expires: 3/2/97                     NOTARY PUBLIC
                                    Serial No. (none, if blank): ______

                                                  [NOTARIAL SEAL]

STATE OF FLORIDA                    )
                                    )  SS:
COUNTY OF DADE                      )

         The foregoing instrument was acknowledged before me this 21st day of August, 1995, by Howard L. Flanders as Secretary of All American Semiconductor, Inc., a Florida corporation, on behalf and as the act and deed of said corporation. He is personally known to me or has produced a State of Florida's driver's license as identification and he swore that the facts stated therein are true and correct.

                                   Sign Name: /s/ DONNA MARIE JARKE
                                              _______________________
                                   Print Name: Donna Marie Jarke
                                              ________________________

My Commission Expires: 3/2/97                     NOTARY PUBLIC
                                    Serial No. (none, if blank): ______

                                                  [NOTARIAL SEAL]

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